AMENDMENT TO THE ARTICLES OF INCORPORATION 98410036

File Number 5636-939-2

98410036
7531/0138 27 001 Page 1 of 6
1998-05-18- 11:35:02
Cook County Recorder 31.00

State of Illinois
Office of
The Secretary of State

Whereas, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
DRAYTON HALL & CO.
INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the pwers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

[graphic omitted : state seal]

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 13th day of May A.D. 1998 and of the Independence of the United States the two hundred and 22nd.

[signature]
George H. Ryan
Secretary of State


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Form  BCA-10.30  ARTICLES  OF  AMENDMENT  File  #5636-939-2

Filed  May  14  1998
George  H.  Ryan
Secretary  of  State

     1.   CORPORATE NAME: Drayton Hall & Co.

     (note 1)
     2.   MANNER OF ADOPTION OF AMENDMENT:
     The following amendment of the Articles of Incorporation was adopted on May 9, 1991 in the manner indicated below. (X on box only)

     ___ By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

     (note 2)
     ___  By a majority of the board of directors,  in  accordance  with Section
          10.10, the corporation having issued no shares as of the time of adoption of this amendment;

     (note 2)
     ___ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

     (note 3)
     _X_ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

     (note 4)
     ___ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with
          Section 7.10;

     (notes 4 & 5)
     ___ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

     (note 5)
     3.   TEXT OF AMENDMENT
          a. When amendment effects a name change, insert the new corporate name below. Use page 2 for all other amendments.

               Article I: The name of the corporation is:
               Pacific TelCom, Inc.
               (new name)

          b. (if amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add on or more sheets of this size)

          SEE  ATTACHED


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     4.   The  manner,  if not set forth in Article  3b, in which any  exchange, reclassification or cancellation of issued shares or a reduction of the number of authorized shares of any class below the number of issued shares of that class provided for or effected by this amendment, is as follows:

          NO CHANGE

     5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows:

          NO   CHANGE

          (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in surplus and is equal to the total of these accounts) as changed by this amendment is as follows:

                                    Before amendment         After amendment
          Paid-in  Capital          _______________          ______________

     6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms under penalties of perjury, that the facts stated herein are true.

          Dated  May  9,  1998          Drayton  Hall  &  Co.

          Attested  by  [signature]
          Kenneth  G.  Mason,  Secretary

          [signature]
          Edward L. Daniel, President

     7.   If  amendment  is   authorized   pursuant  to  Section  10.10  by  the
          incorporators, the incorporators must sign below, and type or print name and title.

          OR

          If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

          The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.


NOTES  and  INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of state, BEFORE any amendments herein report.


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NOTE  2:  Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected.

NOTE 3: Directors may adopt amendments without shareholder approval in alloy seven instances, as follows:

          (a) to remove the names and addresses of directors named in the articles of incorporation
          (b) to remove the name and address of the initial registered agent and registered office , provided a statement pursuant to Section
               5.10 is also filed
          (c) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected
          (d) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;
          (e) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co." or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;
          (f)  to  reduce  the  authorized  shares of any  class  pursuant  to a cancellation statement filed in accordance with Section 9.05
          (g)  to reinstate the articles of incorporation as currently amended

NOTE 4: All amendments not adopted under Section 10.10 or Section 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

          Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent, in writing, without a meeting.

          To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2.3 vote within each class is required)

          The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less that a majority within each class when class voting applies. (section 10.10)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment.
          (Section  7.10  and  10.20)

TEXT  OF  AMENDMENT  3B.

To operate, own, manage, and control a company engaged in automated telecommunications and task management services and the sale of telecommunications products.

To purchase, exchange, acquire, lease, own mortgage, encumber, improve, or cause to be improved, use, lend, borrow, produce, manufacture, assemble, construct, operate, service, maintain, convey and subdivide, plat, trade and deal in any property, real, personal or mixed, choices in action, or an interest therein, either directly or indirectly, as personal or mixed, choices in action, or an interest therein, either directly or indirectly , as license or franchisee, individually or in association with other individuals, partnerships, firms, corporations, or entities, whether public, governmental, or private, and generally to engage in or conduct any form of manufacturing, mercantile, service, or real estate enterprise as may be necessary or convenient in connection with any business of the corporation not contrary to the Illinois Business Corporation Act, within the State of Illinois, and in the various other states, territories, and dependencies of the United States, in the District of Columbia, and in any or all foreign countries, not as real estate brokers.

To have and exercise all powers necessary to convenient to effect any or all of the purposes for which the corporation is formed and for any lawful purpose under the Business Corporation Act of 1983.


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